Exhibit 99.1


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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE

ENGlobal Corporation


                                                   CONTACT:  Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com
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           ENGLOBAL ANNOUNCES PLANS TO LIST ON THE NASDAQ STOCK MARKET

HOUSTON, TX, DECEMBER 6, 2007 - ENGlobal Corporation (AMEX: ENG), a leading provider of engineering and professional services, today announced its intention to transfer the listing of its Common Stock from the American Stock Exchange
(AMEX) to The NASDAQ Global Market (NASDAQ). The Company anticipates that its shares will begin trading on NASDAQ on December 18, 2007. ENGlobal's ticker symbol will remain "ENG".

William A. Coskey, P.E., ENGlobal's Founder, Chairman and Chief Executive Officer, said "We consider listing on NASDAQ to be a significant and exciting milestone for the Company. We believe the transfer will enhance the Company's exposure and the trading liquidity of our Common Stock. ENGlobal expects to benefit from NASDAQ's electronic multiple market maker structure, providing our investors with favorable prices, prompt execution, and lower costs per trade."

Mr. Coskey, continued, "ENGlobal has enjoyed a strong relationship with the AMEX over the past nine years. During that time, the AMEX has played an important role in facilitating ENGlobal's tremendous growth. We thank them for their friendship, support, and service."

"We are thrilled ENGlobal has chosen to become a part of NASDAQ," said Bruce Aust, Executive Vice President of The NASDAQ Stock Market. "As the world's largest electronic stock market, including over 100 energy and oil service companies, NASDAQ promotes innovation and attracts leading growth companies like ENGlobal to list on our exchange. We believe companies like ENGlobal will continue to strengthen our market."

About ENGlobal Corporation
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ENGlobal Corporation provides engineering, automation systems, field inspection, and land management and regulatory services principally to the petroleum refining, petrochemical, pipeline, production, and process industries throughout the United States and internationally. The Company, with its subsidiaries, now employs over 2,500 employees in 20 offices and occupies over 450,000 square feet of office and manufacturing space. ENGlobal has been named one of the fastest growing engineering firms in the United States and Canada by ZweigWhite in each of the last five years, placing first in 2004 and 2005, second in 2006 and 2003, and 10th in 2007. Further information about the Company and its subsidiaries is available at www.ENGlobal.com.


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        654 N. Sam Houston Parkway E. o Suite 400 o Houston, Texas 77060
                                www.ENGlobal.com

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ENGlobal Corporation Press Release
December 6, 2007
Page 2


Safe Harbor for Forward-Looking Statements
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Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company's ability to achieve its business strategy while effectively managing costs and expenses;
(2) the Company's ability to successfully and profitably integrate acquisitions;
(3) the continued strong performance of the energy sector; and (4) the actual impact that the NASDAQ listing has on the Company's volume and exposure. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

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